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                                                                   EXHIBIT 23.1











                      CONSENT OF INDEPENDENT ACCOUNTANTS











We hereby consent to the incorporation by reference in the Registration Statements on Form S-2 and S-8 (No. 333-65364 and No. 333-42153) of our reports dated October 19, 2001 relating to (i) the consolidated financial statements of Cenex Harvest States Cooperatives; (ii) the financial statements of the Oilseed Processing and Refining Defined Business Unit; and (iii) the financial statements of the Wheat Milling Defined Business Unit, each of which appear in this Form 10-K.





PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
November 14, 2001